EXHIBIT 24

EATON CORPORATION PLC
EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. McGUIRE, HEATH B. MONESMITH, THOMAS E. MORAN and LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation plc to any and all registration statements and amendments thereto that are intended to be filed with the Securities and Exchange Commission for the purpose of registering Eaton Corporation plc’s ordinary shares and/or participation interests issuable or issued under the 2015 Stock Plan approved by shareholders at the 2015 Annual General Meeting, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney‑in‑fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any registration statement or amendment filed after June 30, 2016.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Dublin, Ireland this 21st day of July, 2015.

/s/ Alexander M. Cutler	/s/ Richard H. Fearon
Alexander M. Cutler, Chairman and Chief Executive Office; President; Principal Executive Officer; Director	Richard H. Fearon, Vice Chairman and Chief Financial and Planning Officer, Principal Financial Officer
/s/ Ken D. Semelsberger	/s/ Todd M. Bluedorn
Ken D. Semelsberger, Senior Vice President and Controller, Principal Accounting Officer	Todd M. Bluedorn, Director
/s/ Christopher M. Connor	/s/ Michael J. Critelli
Christopher M. Connor, Director	Michael J. Critelli, Director
/s/ Charles E. Golden	/s/ Linda A. Hill
Charles E. Golden, Director	Linda A. Hill, Director
/s/ Arthur E. Johnson	/s/ Ned C. Lautenbach
Arthur E. Johnson, Director	Ned C. Lautenbach
/s/ Deborah L. McCoy	/s/ Gregory R. Page
Deborah L. McCoy, Director	Gregory R. Page, Director
/s/ Sandra Pianalto	/s/ Gerald B. Smith
Sandra Pianalto, Director	Gerald B. Smith, Director